                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     APR-00

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TOTAL TRUST                                     NOV-99                         DEC-99                        JAN-00
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     TOTAL ENDING BALANCE                2,030,172,328                  2,086,476,133                 2,050,296,068
        ENDING PRINCIPAL BALANCE         1,954,237,717                  2,008,987,769                 1,972,883,707
        ENDING NON-PRINCIPAL BALANCE        75,934,611                     77,488,364                    77,412,360

        YIELD                               37,826,553     23.31%          38,285,107     23.51%         35,875,566      21.43%

        CHARGE-OFFS                         (6,837,774)    -4.21%          (7,436,958)    -4.57%         (8,267,714)     -4.94%

        NET YIELD: (YIELD - C/O)            30,988,779     19.10%          30,848,148     18.94%         27,607,851      16.49%

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SERIES 1996-1                                   NOV-99                         DEC-99                        JAN-00
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     MONTH-END INVESOR BALANCE           1,115,151,821                  1,115,151,821                 1,115,151,821
     INVESTOR PERCENTAGE                        57.27%     ------              57.06%     ------             55.51%      ------
     3-MONTH AVG. EXCESS SERVICING                          9.58%                         10.03%                          9.92%
                                                           ------                         ------                         ------

     YIELD                                  21,665,041     23.31%          21,846,731     23.51%         19,913,861      21.43%

        CHARGE-OFFS                         (3,916,314)    -4.21%          (4,243,771)    -4.57%         (4,589,255)     -4.94%
        CERTIFICATE INTEREST                (5,216,235)    -5.61%          (7,030,757)    -7.57%         (5,199,160)     -5.59%
        SERVICING FEE                       (1,858,586)    -2.00%          (1,858,586)    -2.00%         (1,858,586)     -2.00%

     EXCESS SERVICING                       10,673,906     11.49%           8,713,616      9.38%          8,266,860       8.90%
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TOTAL TRUST                                      FEB-00                       MAR-00                            APR-00
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     TOTAL ENDING BALANCE                 2,019,788,569                1,999,964,228                     2,009,330,661
        ENDING PRINCIPAL BALANCE          1,943,604,997                1,925,793,720                     1,932,556,297
        ENDING NON-PRINCIPAL BALANCE         76,183,572                   74,170,508                        76,774,364

        YIELD                                37,474,738      22.79%       38,771,196      23.94%            34,136,229      21.27%

        CHARGE-OFFS                          (8,164,578)     -4.97%       (7,197,110)     -4.44%            (6,720,067)     -4.19%

        NET YIELD: (YIELD - C/O)             29,310,160      17.83%       31,574,085      19.49%            27,416,162      17.08%

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SERIES 1996-1                                    FEB-00                       MAR-00                            APR-00
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     MONTH-END INVESOR BALANCE            1,115,151,821                1,115,151,821                     1,115,151,821
     INVESTOR PERCENTAGE                         56.52%      ------           57.38%      ------                57.91%      ------
     3-MONTH AVG. EXCESS SERVICING                            9.40%                        9.83%                             9.92%
                                                             ------                       ------                            ------

     YIELD                                   21,182,202      22.79%       22,245,142      23.94%            19,766,955      21.27%

        CHARGE-OFFS                          (4,614,942)     -4.97%       (4,129,373)     -4.44%            (3,891,328)     -4.19%
        CERTIFICATE INTEREST                 (5,478,045)     -5.89%       (6,355,026)     -6.84%            (5,501,645)     -5.92%
        SERVICING FEE                        (1,858,586)     -2.00%       (1,858,586)     -2.00%            (1,858,586)     -2.00%

     EXCESS SERVICING                         9,230,630       9.93%        9,902,157      10.66%             8,515,396       9.16%
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